Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

SOUTH JERSEY INDUSTRIES, INC.

Pursuant to Section 14A:9-5 of the New Jersey Business Corporation Act (the “Act”), South Jersey Industries, Inc. restates and integrates and also substantively amends its Certificate of Incorporation to read as follows:

ARTICLE ONE

The name of the corporation is South Jersey Industries, Inc. (hereinafter called the “Corporation”).

ARTICLE TWO

The purpose or purposes for which the Corporation is organized shall be to engage in any activity within the purposes for which corporations may be organized under the Act as the same exists or may hereafter be amended.

ARTICLE THREE

The total number of shares the Corporation is authorized to issue is one thousand (1,000) shares of common stock, par value $0.01 per share.

ARTICLE FOUR

The address of the Corporation’s registered office in the State of New Jersey is located at 820 Bear Tavern Road, West Trenton, New Jersey 08628. The name of its registered agent at such address is an organization by the name of CT Corporation System.

ARTICLE FIVE

The current number of directors of the Corporation is one (1) until changed pursuant to the bylaws of the Corporation. The name and address of said current director is:

Name	Mailing Address
Anne Cleary	1 South Jersey Plaza, Folsom, New Jersey 08037

ARTICLE SIX

No director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based on an act or omission (a) in breach of the director’s or officer’s duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in the receipt by the director or officer of an improper personal benefit. This Article shall not apply to acts or omissions occurring prior to its effectiveness. No amendment to, expiration of or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, expiration or repeal.

ARTICLE SEVEN

This Certificate becomes effective when filed with the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services.

[Signature page follows]

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer this 1st day of February, 2023.

SOUTH JERSEY INDUSTRIES, INC.

By:	/s/ Michael J. Renna
Name: Michael J. Renna
Title: President and Chief Executive Officer

[Signature Page to Restated Certificate of Incorporation of South Jersey Industries, Inc.]

CERTIFICATE REQUIRED TO BE FILED WITH

THE RESTATED CERTIFICATE OF INCORPORATION

OF

SOUTH JERSEY INDUSTRIES, INC.

Pursuant to Section 14A:9-5(5) of the New Jersey Business Corporation Act, South Jersey Industries, Inc. hereby certifies that:

A.	The name of the Corporation is South Jersey Industries, Inc. (the “Corporation”);

B.	The Restated Certificate of Incorporation was adopted by the board of directors of the Corporation by unanimous written consent on February 1, 2023; and

C.
The Restated Certificate of Incorporation was adopted by the sole shareholder of the Corporation on February 1, 2023. The number of shares entitled to vote on adoption of the Restated Certificate of Incorporation was 1,000 shares of common stock. The number of shares voting for and against the Restated Certificate of Incorporation is as follows:

Number of shares voting FOR the Restated Certificate of Incorporation: 1,000

Number of shares voting AGAINST the Restated Certificate of Incorporation: 0

[Signature page follows]

IN WITNESS WHEREOF, South Jersey Industries, Inc. has caused this Certificate to the Restated Certificate of Incorporation to be executed on its behalf by its duly authorized officer this 1st day of February, 2023.

SOUTH JERSEY INDUSTRIES, INC.

By:	/s/ Michael J. Renna
Name: Michael J. Renna
Title: President and Chief Executive Officer

[Signature Page to Certificate to the Restated Certificate of Incorporation of South Jersey Industries, Inc.]